UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 1, 2010

VYTERIS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-32741	84-1394211
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13-01 Pollitt Drive, Fair Lawn, NJ	07410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 703-2299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Election of a New Director

Effective December 1, 2010, Gene E. Burleson has been elected as a Director of Vyteris, Inc. (the “Company”).  There were no arrangements between Mr. Burleson and any third persons, pursuant to which he was selected as a Director. Mr. Burleson has been appointed as a member of the Company’s Nominating and Governance Committee.  In connection with his appointment, Mr. Burleson will receive options and other compensation as set forth in the Company’s Outside Director Plans.

Gene E. Burleson  served as chairman of the board of directors of Pet DRx Corporation, a provider of primary and specialty veterinary care services to companion animals, from its formation in June 2005 through November 2010. Mr. Burleson also served as Chief Executive Officer of Pet DRx Corporation from its formation in June 2005 through January 2008 and again from September 25, 2008 through November 2010. Mr. Burleson served as Chairman of the board of directors of Mariner Post-Acute Network, Inc., an operator of long-term care facilities, from January 2000 to June 2002. Mr. Burleson also served as Chairman of the board of directors of Alterra Healthcare Corporation, a developer and operator of assisted living facilities, during 2003 and as a member of the board of directors from 1995 to 2003. Mr. Burleson also served on the board of directors of Deckers Outdoor Corporation (Nasdaq:DECK), an outdoor shoe company from 1993 until 2008; and Prospect Medical Holdings, Inc. (AMEX:PZZ), a provider of management services to affiliated independent physician associations from 2004 to 2008. Mr. Burleson currently serves on the board of directors of SunLink Health Systems, Inc. (AMEX:SSY), an owner and operator of acute care hospitals. In addition, Mr. Burleson is involved with several private companies, including Med Images, Inc., a provider of integrated documentation services to surgeons and hospitals through multimedia technology; and Marina Medical, Inc., a provider of medical billing and accounts receivable management services to hospital based physicians. Mr. Burleson served as Chairman of the board of directors of GranCare (formerly an NYSE listed company) from 1989 to 1997. Additionally, Mr. Burleson served as President and Chief Executive Officer of GranCare from 1990 to 1997. Upon completion of the merger of GranCare's pharmacy operations with Vitalink Pharmacy Services, Inc. in 1997, he became Chief Executive Officer and a Director of Vitalink Pharmacy Services Inc. (formerly an NYSE listed company). Mr. Burleson resigned as Chief Executive Officer and Director of Vitalink Pharmacy Services, Inc. in 1997. From 1986 to 1989, Mr. Burleson served as President, Chief Operating Officer and a Director of American Medical International (AMI), one of the largest owners and operators of acute care hospitals in the nation. Based in London from 1981 to 1986, Mr. Burleson served as Managing Director of AMI's international operations. Mr. Burleson graduated from East Tennessee State University with a Bachelor of Science in accounting and earned an M.B.A. in 1972.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYTERIS, INC.

By:	/s/ Joseph Himy
Name: Joseph Himy
Title: Chief Financial Officer

Dated: December 7, 2010